 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): May 13, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2019, Joel Cherry, the President, Research and Development of Amyris, Inc. (the “Company”), notified the Company of his departure from the Company to pursue another opportunity. Dr. Cherry’s resignation is effective as of June 7, 2019. The Company is promoting Sunil Chandran, the Company’s Vice President, Research and Development and an employee of the Company since 2006, to lead the Company’s research and development programs after Dr. Cherry’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 16, 2019	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary